                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              /X/
Filed by a Party other than the Registrant           / /

Check the appropriate box:

/ /   Preliminary Proxy Statement
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                            ASYST TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)

                            ASYST TECHNOLOGIES, INC.
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box)

/X/   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ /   $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1. Title of each class of securities to which transaction applies:

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      2. Aggregate number of securities to which transaction applies:

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      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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      4. Proposed maximum aggregate value of transaction:

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      (1)  Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1. Amount Previously Paid:

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      2. Form, Schedule or Registration Statement No.:

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      3. Filing Party:

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      4. Date Filed:

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
                            ASYST TECHNOLOGIES, INC.
                                 48761 Kato Road
                                Fremont, CA 94538

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 30, 1996

TO THE SHAREHOLDERS OF ASYST TECHNOLOGIES, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Asyst Technologies, Inc., a California corporation (the "Company"), will be held on Monday, September 30, 1996, at 4:00 p.m. local time at the Beverly Heritage Hotel, 1820 Barber Lane, Milpitas, California 95035, for the following purpose:

      1. To elect directors to serve for the ensuing year and until their successors are elected.

      2. To approve the Company's 1993 Stock Option Plan, as amended, to increase the number of shares of Common Stock authorized for issuance under such plan by 300,000 shares.

      3. To approve the Company's Employee Stock Purchase Plan, as amended, to increase the number of shares of Common Stock authorized for issuance under such plan by 125,000 shares.

      4. To approve the Company's 1993 Non-Employee Directors' Stock Option Plan, as amended, to increase the size of annual options granted thereunder to 3,000 shares.

      5. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending March 31, 1997.

      6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on August 9, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                       By Order of the Board of Directors



                                       James C. Kitch
                                       Secretary

Fremont, California
August 16, 1996

      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                            ASYST TECHNOLOGIES, INC.
                                 48761 Kato Road
                                Fremont, CA 94538

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                               September 30, 1996

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed proxy is solicited on behalf of the Board of Directors of Asyst Technologies, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Monday, September 30, 1996, at 4:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Beverly Heritage Hotel, 1820 Barber Lane, Milpitas, California 95035. The Company intends to mail this proxy statement and accompanying proxy card on or about August 16, 1996 to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, D. F. King & Co. No additional compensation will be paid to directors, officers or other regular employees for such services, but D. F. King & Co. will be paid its customary fee, estimated to be about $3,500, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

      Only holders of record of Common Stock at the close of business on August 9, 1996 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on August 9, 1996 the Company had outstanding and entitled to vote 5,070,523 shares of Common Stock.

      Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

                                       1.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Except with respect to Proposals 2, 3 and 4, abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved. Abstentions with respect to Proposals 2, 3 and 4 will have the same effect as negative votes.

REVOCABILITY OF PROXIES

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 48761 Kato Road, Fremont, CA 94538, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

      Proposals of shareholders that are intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by the Company not later than April 18, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                       2.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      There are five nominees for the Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, three directors having been elected by the shareholders and two directors, Tsuyoshi Kawanishi and William Reed, having been elected by the Board.

      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

      The five candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

      The names of the nominees and certain information about them are set forth below:

              NAME        AGE   PRINCIPAL OCCUPATION
  Mihir Parikh            49    Chairman of the Board and Chief Executive
                                Officer of the Company

  Tsuyoshi Kawanishi      67    Senior Advisor at Toshiba Corporation

  William H. Reed         71    President of Semiconductor Equipment and
                                Materials International

  James E. Springgate     69    Independent Consultant

  Walter W. Wilson        52    President of Solectron North America

      Dr. Parikh has served as Chairman of the Board and Chief Executive Officer of the Company since July 1992. He has been a director of the Company since he founded the Company in 1984 and served as the Company's President and Chief Executive Officer from its inception to July 1992.

      Mr. Kawanishi has served as a director of the Company since February 1996. He has served as Senior Adviser of Toshiba Corporation ("Toshiba"), a manufacturer of electronic machinery and semiconductors, since June 1994. He previously held the position of Senior Executive Vice President at Toshiba from June 1990 to June 1994. Mr. Kawanishi also sits on the board of Applied Materials, Inc. He is also president of Japan's Society for Hybrid Microelectronics and Chairman of the Board of Singapore's Institute for Microelectronics.

      Mr. Springgate has served as a director of the Company since June 1985. Mr. Springgate is currently an independent consultant. From 1975 until his retirement in 1989, he was the President of Monsanto Electronic Materials Company, a unit of Monsanto Company, a producer of chemicals and pharmaceuticals.

                                       3.

      Mr. Wilson has served as a director of the Company since January 1995. Mr. Wilson has served as President of Solectron North America, a wholly-owned subsidiary of Solectron Corporation, a provider of manufacturing services to the electronics industry ("Solectron"), since September 1995, as President of Solectron California Corporation since September 1993 and as a Senior Vice President, Operations of Solectron since June 1990.

      Mr. Reed has served as a director of the Company since July 1996. Mr. Reed has served as President and as a director of Semiconductor Equipment and Materials International, an international trade association, since 1983.

      There are no family relationships among any of the directors or executive officers of the Company.

BOARD COMMITTEES AND MEETINGS

      During the fiscal year ended March 31, 1996 the Board of Directors held five meetings. The Board's committees include an Audit Committee and a Compensation Committee.

      The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Messrs. Springgate and Wilson. It met eleven times during such fiscal year.

      The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of one non-employee director:
Mr. Springgate. It did not meet during such fiscal year.

      During the fiscal year ended March 31, 1996, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF EACH NAMED NOMINEE

                                       4.

                                   PROPOSAL 2

               APPROVAL OF THE 1993 STOCK OPTION PLAN, AS AMENDED

      In June 1993, the Board of Directors adopted, and the shareholders subsequently approved, the Company's 1993 Stock Option Plan (the "1993 Plan"). As a result of a series of amendments, at September 1995 there were 750,000 shares of the Company's Common Stock authorized for issuance under the 1993 Plan.

      At June 30, 1996, options (net of canceled or expired options) covering an aggregate of 687,225 shares of the Company's Common Stock had been granted under the 1993 Plan, and only 9,117 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the 1993 Plan. During the last fiscal year, under the 1993 Plan, the Company has granted to all current executive officers as a group options to purchase 120,000 shares at exercise prices of $28.3125 to $41.50 per share and to all employees (excluding executive officers) as a group options to purchase 222,700 shares at exercise prices of $23.75 to $43.50 per share. Each Named Executive Officer received options as set forth in the table on page 26.

      In July 1996, the Board approved an amendment to the 1993 Plan, subject to shareholder approval, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees. The amendment increases the number of shares authorized for issuance under the 1993 Plan from a total of 750,000 shares to 1,050,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

      Shareholders are requested in this Proposal 2 to approve the 1993 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the 1993 Plan, as amended. In order to take advantage of the exemption contained in Rule 16b-3 promulgated by the SEC, for purposes of this vote, abstentions will be counted toward the tabulation of votes counted and will have the same effect as negative votes, while broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                                       5.

      The description of the essential features of the 1993 Plan outlined below is qualified in its entirety by reference to the 1993 Plan.

GENERAL

      The 1993 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1993 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1993 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

      The 1993 Plan was adopted to provide a means by which officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide for such persons to exert maximum efforts for the success of the Company. Approximately 100 of the Company's approximately 440 employees and consultants are eligible to participate in the 1993 Plan.

ADMINISTRATION

      The 1993 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1993 Plan and, subject to the provisions of the 1993 Plan, to select the persons to whom grants are to be made, to designate the number of shares to be covered by each option, to determine whether an option is an incentive stock option or a nonstatutory stock option, to establish vesting schedules, to specify the exercise price and the type of consideration to be paid to the Company upon exercise, and, subject to certain restrictions, to specify any other terms. The Board of Directors is authorized to delegate administration of the 1993 Plan to a committee composed of not fewer than two members of the Board. Once the Company became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each person appointed to such a committee must be a disinterested person (within the meaning of Rule 16b-3 of the Exchange Act) and shall be ineligible to be allocated any stock rights under any plans of the Company (other than the 1993 Non-Employee Directors Stock Option Plan). The Board has delegated administration of the 1993 Plan to the Compensation Committee of the Board. As used herein with respect to the 1993 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

ELIGIBILITY

      Incentive stock options may be granted under the 1993 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers and directors) and consultants are eligible to receive nonstatutory stock options under the 1993 Plan. Directors who are not employees of the Company are not eligible to receive any option grants under the 1993 Plan.

      No incentive stock option may be granted under the 1993 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate of the Company, unless the option exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1993 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

                                       6.

STOCK SUBJECT TO THE 1993 PLAN

      If options granted under the 1993 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1993 Plan.

TERMS OF OPTIONS

      The following is a description of the permissible terms of options under the 1993 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

      Exercise Price; Payment. The exercise price of incentive stock options under the 1993 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options under the 1993 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. At July 15, 1996, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $18.50 per share.

      The exercise price of options granted under the 1993 Plan must be paid either: (i) in cash at the time the option is exercised; or (ii) at the discretion of the Board, (a) by delivery of other Common Stock of the Company,
(b) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

      Transferability. Under the 1993 Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

      Option Exercise. Options granted under the 1993 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1993 Plan may permit early exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employment of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

      Term. The maximum term of options under the 1993 Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1993 Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (i) such termination of employment is due to such person's permanent and total disability (as defined in the Internal Revenue Code (the "Code")), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (ii) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within twelve months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting or director relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

                                       7.

ADJUSTMENT PROVISIONS

      If there is any change in the stock subject to the 1993 Plan or subject to any option granted under the 1993 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1993 Plan and the options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares and price per share of stock subject to the 1993 Plan and such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

      The 1993 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume any options outstanding under the 1993 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue the options outstanding under the 1993 Plan, or to substitute similar options, then, with respect to options held by persons then performing services as employees or as consultants or directors for the Company, as the case may be, the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

      The Board may suspend or terminate the 1993 Plan without shareholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1993 Plan will terminate in June 2003.

      The Board may also amend the 1993 Plan at any time or from time to time. However, no amendment will be effective unless approved by the shareholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved under the plan or (ii) modify the requirements as to eligibility for participation (to the extent such modification requires shareholder approval in order for the plan to satisfy Section 422 of the Code), (iii) modify any other provision of the plans in any other way if such modification requires shareholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of
Section 422 of the Code. The Board may submit any other amendment to the 1993 Plan for shareholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performanced-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

      Under the 1993 Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

      Incentive Stock Options. Incentive stock options under the 1993 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

      There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

                                       8.

      If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

      Nonstatutory Stock Options. Nonstatutory stock options granted under the 1993 Plan generally have the following federal income tax consequences:

      There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

      Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain.

                                       9.

                                   PROPOSAL 3

              APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

      In June 1993, the Board of Directors adopted, and the shareholders subsequently approved, the Company's Employee Stock Purchase Plan (the "Purchase Plan") authorizing the issuance of 125,000 shares of the Company's Common Stock. At June 30, 1996, an aggregate of 100,442 shares had been issued under the Purchase Plan and only 24,578 shares remained for the grant of future rights under the Plan.

     In July, 1996, the Board of Directors of the Company adopted amendments to the Purchase Plan to increase the number of shares authorized for issuance under the Purchase Plan to a total of 250,000 shares, subject to shareholder approval. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board. During the last fiscal year, shares were purchased in the amounts and at the weighted average prices per share under the Purchase Plan as follows: Bruce Rhine 865 shares ($24.07), Anthony Bonora 706 shares ($17,080), all current executive officers as a group 1,571 shares ($24.13), and all employees (excluding executive officers) as a group 19,980 shares ($24.44).

      Shareholders are requested in this Proposal 3 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting required to approve the Purchase Plan, as amended. In order to take advantage of the exemption contained in Rule 16b-3 promulgated by the SEC, for purposes of this vote abstentions will be counted toward the tabulation of votes counted and will have the same effect as negative votes, while broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                                       10.

      The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

      The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. Approximately 340 of the Company's approximately 440 employees are eligible to participate in the Purchase Plan.

      The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

      The Purchase Plan is administered by the Board of Directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board has the power, which it has not exercised, to delegate administration of such plan to a committee of not less than two Board members. The Board may abolish any such committee at any time and revest in the Board the administration of the Purchase Plan.

OFFERINGS

      The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each such offering is of 24 months duration.

ELIGIBILITY

      Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated from time to time by the Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been in the continuous employ of the Company for a period as required by the Board, not to exceed two years preceding the first day of the offering period.

      Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

PARTICIPATION IN THE PLAN

      On each date an offering commences (the "Offering Date"), each eligible employee shall be granted the right to purchase the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board not exceeding 15% of such employee's earnings during the period which begins on the Offering Date and ends on a designated date not in excess of 27 months after the Offering Date. In connection with each offering, the Board shall specify a maximum number of shares which may be purchased by an employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees. If an offering contains more than one exercise date, the Board may specify a maximum aggregate number of shares which may be

                                       11.

purchased by all eligible employees on any given exercise date under the offering. If the aggregate purchase of shares upon exercise of rights granted under the offering would exceed any such maximum aggregate number, the Board will make a pro rata allocation of the shares available in as nearly a uniform manner as practicable and as the Board deems equitable.

PURCHASE PRICE

      The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (a) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering, or (b) 85% of the fair market value of a share of Common Stock on the last day of the purchase period.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

      The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the purchase period, a participant may reduce, terminate, begin or increase his or her payroll deductions. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make any additional payments into such account.

PURCHASE OF STOCK

      By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. Any money remaining in an employee's account following the purchase of shares shall be rolled over into the next purchase period. See "Withdrawal" below.

WITHDRAWAL

      While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period.

      Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

      Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

                                       12.

RESTRICTIONS ON TRANSFER

      Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

      The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, such plan will terminate in June, 2003.

      The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the shareholders within 12 months of its adoption by the Board if the amendment would (a) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (b) modify the requirements relating to eligibility for participation in the Purchase Plan, or
(c) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act.

      Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

      In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

STOCK SUBJECT TO PURCHASE PLAN

      If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.

FEDERAL INCOME TAX INFORMATION

      Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

      A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchase shares.

      If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is 28% while the maximum ordinary rate is effectively 39.6% at the present time.

      If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold

                                       13.

income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be long or short-term depending on whether the stock has been held for more than one year.

      There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation).

                                       14.

                                   PROPOSAL 4

                  APPROVAL OF THE 1993 NON-EMPLOYEE DIRECTORS'
                          STOCK OPTION PLAN, AS AMENDED

      In June 1993, the Board of Directors adopted, and the shareholders subsequently approved, the Company's 1993 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and reserved a total of 50,000 shares of the Company's Common Stock under the Directors' Plan.

      At June 30, 1996, options (net of canceled or expired options) covering an aggregate of 20,500 shares of the Company's Common Stock had been granted under the Directors' Plan, and only 26,687 shares (other than shares that might in the future be returned to the plan as a result of cancellation or expiration of options) remained available for future grant under the Directors' Plan. During the last fiscal year, all current non-employee directors, as a group, received options to purchase 9,250 shares at a weighted average exercise price of $31.02 per share. See "Executive Compensation - Compensation of Directors."

      In February 1996, the Board of Directors approved an amendment to the Directors' Plan, subject to shareholder approval, to increase the number of shares underlying options granted annually from 1,250 shares to 3,000. The Board approved this amendment to ensure that the Company continues to attract, retain and reward non-employee directors by compensating them at levels deemed appropriate by the Board.

      Shareholders are requested in this Proposal 4 to approve the Directors' Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors' Plan, as amended.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

                                       15.

      The essential features of the Directors' Plan are outlined below:

GENERAL

      The Directors' Plan provides for the non-discretionary grant of nonstatutory stock options to members of the Board of Directors who are not employees of the Company. Stock options granted under the Directors' Plan are intended not to qualify as "incentive stock options" as defined by Section 422 under the Internal Revenue Code of 1986, as amended (the "Code"). See "Certain Federal Income Tax Information" for a discussion of the tax treatment of nonstatutory stock options.

PURPOSE

      The Directors' Plan was adopted to provide a means by which individuals who serve as members of the Company's Board of Directors, and who are not otherwise employed by the Company, could be given an opportunity to purchase stock in the Company and to provide incentives for such persons to exert maximum efforts for the success of the Company. The Company's four non-employee directors are eligible to participate in the Directors' Plan.

ADMINISTRATION

      The Directors' Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the Directors' Plan and is authorized to delegate administration of the Directors' Plan to a committee composed of not fewer than two members of the Board (the "Committee"). As used herein with respect to the Directors' Plan, the "Board" refers to the Committee as well as to the Board of Directors itself.

ELIGIBILITY

      Only non-employee directors of the Company are eligible to receive options under the Directors' Plan.

STOCK SUBJECT TO THE DIRECTORS' PLAN

      If options granted under the Directors' Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options becomes available again for issuance under the Directors' Plan.

TERM OF OPTIONS

      The following is a description of the terms of options under the Directors' Plan. Each option granted under the Directors' Plan is non-discretionary and must be made in accordance with the terms described below.

      Options Grants. The Directors' Plan, as amended to date by the Board of Directors, provides for the automatic, non-discretionary grant of options to purchase 3,000 shares of the Company's Common Stock, on the anniversary of each non-employee director's initial grant, to each non-employee director in service as of such date. In addition, each new member of the Company's Board will be granted options to purchase 5,000 shares of the Company's Common Stock as of the date of his or her initial election to the Board.

      Exercise Price; Payment. The exercise price of all options under the Directors' Plan may not be less than 100% of the fair market value of the Common Stock subject to the option on the date the option is granted. The exercise price of options granted under the Directors' Plan must be paid either (a) in cash at the time the option is exercised or (b) by delivery of other Common Stock of the Company.

      Option Exercise. Options granted under the Directors' Plan upon initial election as a director become exercisable ("vest") in four equal annual installments commencing on the date one year after the date of the option grant. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax

                                       16.

withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

      Term, Transferability. The maximum term of options under the Directors' Plan is ten years. An option may not be transferred by the optionee, except by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee or his or her guardian or legal representative.

ADJUSTMENT PROVISIONS

      If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options outstanding thereunder will be adjusted appropriately as to the class and the maximum number of shares subject to such plan, the maximum number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

      The Directors' Plan provides that, in the event of a specified type of merger or other corporate reorganization, the time during which such options may be exercised will be accelerated and the options terminated if not exercised prior to such time. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provisions, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

      The Board may suspend or terminate the Directors' Plan without shareholder approval or ratification at any time or from time to time. Unless sooner terminated, the Directors' Plan will terminate in June, 2003.

      The Board also may amend the Directors' Plan at any time or from time to time. However, no amendment will be effective unless approved by the shareholders of the Company within twelve months of its adoption by the Board if the amendment would (a) increase the number of shares reserved for issuance upon exercise of options, (b) modify the requirements as to eligibility for participation (to the extent such modification requires shareholder approval in order for the plan to satisfy Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act")) or (c) change any other provision of the plan in any other way if such modification requires shareholder approval in order to comply with Rule 16b-3 of the Exchange Act. The Board may submit any other amendment to the Directors' Plan for shareholder approval.

CERTAIN FEDERAL INCOME TAX INFORMATION

      There normally are no tax consequences to the optionee or the Company by reason of the grant of nonstatutory stock options.

      Exercise. Upon the exercise of an option, the difference between the market value of the Common Stock on the date of exercise and the option price would be taxable to the non-employee director as ordinary income. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, this amount will be deductible by the Company in the form of a business expenses deduction. As a result of the promulgation of regulations in 1991 under Section 16 of the Exchange Act, under Section 83 of the Code, shares acquired upon the exercise of a nonstatutory stock option by an optionee subject to Section 16(b) will be deemed to be subject to a risk of forfeiture only if the option is exercised within six months of the date of grant of the option. Generally, if shares are subject to a substantial risk of forfeiture, the date on which ordinary income is measured and recognized is delayed until the risk of forfeiture lapses, unless, within thirty days of exercise, the optionee elects otherwise. Although it is unclear, it appears that the Internal Revenue Services takes the position that shares acquired more

                                       17.

than six months after the option is granted are not treated as subject to a risk of forfeiture even if the shares cannot be sold immediately, due to a prior "purchase" under Section 16(b).

      Upon disposition of stock acquired upon exercise of a nonstatutory stock option, the optionee will recognize a capital gain or loss in an amount equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income by reason of the exercise of the option. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year from the date on which ordinary income was measured. There are no tax consequences to the Company by reason of the disposition by the optionee of Common Stock acquired upon exercise of a nonstatutory stock option.

      In the event that there is a change in control of the Company, payments received by certain optionees that are contingent upon the change in control may constitute "parachute payments." If, by reason of such change in control, the exercisability of outstanding options is accelerated, the value of the acceleration is added to other contingent payments, if any, in determining whether the optionee has received "excess parachute payments." In general, if an optionee receives excess parachute payments, an excise tax equal to 20% of the amount of parachute payments is imposed on the optionee, and the Company does not receive a deduction for such amount.

                                       18.

                                   PROPOSAL 5

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 1997 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since its inception in 1984. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Shareholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Arthur Andersen LLP.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 5.

                                       19.

                             ADDITIONAL INFORMATION

      The current directors and executive officers of the Company, and their ages as of July 25, 1996, are as follows:

                                   MANAGEMENT

NAME                          AGE     POSITION

Mihir Parikh(1)               49      Chairman of the Board and Chief Executive
                                      Officer

Terry L. Moshier              47      Executive Vice President and Chief
                                      Operating Officer

Anthony C. Bonora             53      Senior Vice President, Research and
                                      Development and Chief Technical Officer

Douglas J. McCutcheon         47      Senior Vice President, Chief Financial
                                      Officer

James K. West                 43      President, Asyst Automation, Inc.

William R. Leckonby           56      President and Chief Operating Officer,
                                      Asyst Software, Inc.

Tsuyoshi Kawanishi            67      Director

James E. Springgate(1)(2)     69      Director

Walter W. Wilson              52      Director

William H. Reed               71      Director


(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

         Dr. Parikh has served as Chairman of the Board and Chief Executive Officer of the Company since July 1992. He has been a director of the Company since he founded the Company in 1984 and served as the Company's President and Chief Executive Officer from its inception to July 1992.

         Mr. Moshier joined the Company in July 1996 as Executive Vice President and Chief Operating Officer. From June 1995 to June 1996, Mr. Moshier was on the Advisory Board of the Arizona Technology Incubator Fund, a non-profit organization assisting start-up technology companies. Prior to such time, Mr. Moshier was Senior Vice President of Technology and Operations for Telxon Corporation, a designer and manufacturer of hand-held wireless computers, from November 1993 to June 1995. From June 1990 to October 1993, Mr. Moshier was Director of Operations of the Motorola Computer Group, a wholly-owned subsidiary of Motorola.

         Mr. Bonora has been Senior Vice President, Research and Development of the Company since 1986 and Chief Technical Officer since January 1996.

         Mr. McCutcheon joined the Company in January 1996 as Senior Vice President, Chief Financial Officer. From January 1991 to November 1995, Mr. McCutcheon was Vice President, Corporate Finance at Cadence Design Systems, a design automation software company. Prior to 1991, Mr. McCutcheon was President of Toshiba America Medical Credit, a captive financing subsidiary of Toshiba America.

         Mr. West joined the Company in October 1995 as President of Asyst Automation, Inc., a subsidiary of Asyst Technologies, Inc. From 1981 to October 1995, Mr. West was Vice President of Engineering for Key Technology, Inc., a manufacturer of high speed machine vision systems and conveying/preparation systems for the world-wide food processing industry. Mr. West founded the Machine Vision Association for the Society of Manufacturing Engineers and is a former member of the Robotics International of SME.

         Mr. Leckonby has served as President and Chief Operating Officer of Asyst Software, Inc. since July 1996. From October 1993 to June 1996, Mr. Leckonby was President and Chief Executive Officer of Integral Systems, Inc. an enterprise application software and services company. From 1986 to September 1993, Mr. Leckonby was President and Chief Operating Officer of Tesseract Corporation, an enterprise application software and services company.

                                       20.

         Mr. Kawanishi has served as a director of the Company since February 1996. He has served as Senior Adviser of Toshiba since June 1994. He previously held the position of Senior Executive Vice President at Toshiba from June 1990 to June 1994. Mr. Kawanishi also sits on the board of Applied Materials, Inc. He is also president of Japan's Society for Hybrid Microelectronics and Chairman of the Board of Singapore's Institute for Microelectronics.

         Mr. Springgate has served as a director of the Company since June 1985. Mr. Springgate is currently an independent consultant. From 1975 until his retirement in 1989, he was the President of Monsanto Electronic Materials Company, a unit of Monsanto Company, a producer of chemicals and pharmaceuticals.

         Mr. Wilson has served as a director of the Company since January 1995. Mr. Wilson has served as President of Solectron North America, a wholly-owned subsidiary of Solectron, since September 1995, as President of Solectron California Corporation since September 1993 and as a Senior Vice President, Operations of Solectron since June 1990.

         Mr. Reed has served as a director of the Company since July 1996. Mr. Reed has served as President and as a director of Semiconductor Equipment and Materials International, an international trade association, since 1983.

                                       21.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of July 15, 1996 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table employed by the Company; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its Common Stock.

                                                  BENEFICIALLY OWNERSHIP(1)

5% SHAREHOLDERS, DIRECTORS AND OFFICERS           NUMBER               PERCENT
- ---------------------------------------           ------               -------
J. & W. Seligman & Co., Incorporated              815,000               16.1%
100 Park Avenue
New York, NY 10017

Founders Asset Management, Inc.
2930 E. Third Avenue
Denver, CO 80206                                  349,841                6.9%

Mihir Parikh(2)                                   246,066                4.9%

Anthony C. Bonora(3)                               37,509                *

Bruce C. Rhine(4)                                  29,436                *

James E. Springgate(5)                              8,812                *

Walter W. Wilson(6)                                 1,250                *

William H. Reed                                       625                *

Tsuyoshi Kawanishi                                      0                *

All directors and officers
as a group (11 persons)(7)                        328,101                6.4%


- -------------------------------
* Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 5,060,603 shares outstanding on July 15, 1996, adjusted as required by rules promulgated by the SEC.

(2) Includes 221,900 shares held of record by Mihir & Nancy Parikh Living Trust, dated April 3, 1986, of which Mr. Parikh is a trustee. Also includes 20,000 shares held by a custodian for the benefit of Dr. Parikh's minor children, of which Dr. Parikh disclaims beneficial ownership. Includes 24,166 shares subject to stock options exercisable within 60 days of July 15, 1996.

(3) Includes 15,110 shares subject to stock options exercisable within 60 days of July 15, 1996.

(4) Includes 28,571 shares subject to stock options exercisable within 60 days of July 15, 1996.

(5) Includes 2,812 shares subject to stock options exercisable with 60 days of July 15, 1996.

                                       22.

(6) Includes 1,250 shares subject to stock options exercisable with 60 days of July 15, 1996.
(7) Includes an aggregate of 76,312 shares held by all directors and executive officers that are subject to options exercisable within 60 days of July 15, 1996. See Notes (2) through (6), above.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(A)

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Offices, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report was filed late by Mr. Wilson, one report was filed late by Mr. Kawanishi and one report was filed late by Mr. Bonora.

                                       23.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

      The Company's directors do not currently receive any cash compensation for service on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings.

      In June 1993, the Company adopted the Directors' Plan to provide for the automatic grant of options to purchase shares of Common Stock to non-employee directors of the Company. See Proposal 4 - "Approval of the 1993 Non-Employee Directors' Stock Option Plan, as Amended" for a description of the Directors' Plan.

      During fiscal 1996, the following directors received options under the Directors' Plan: Mr. Kawanishi was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $28.3125 per share upon his initial election to the Board of Directors in February 1996, Mr. Springgate was granted an additional option to purchase 1,250 shares of Common Stock at an exercise price of $48.375 per share in September 1995, the anniversary of his initial grant and Mr. Wilson was granted an additional option to purchase 3,000 shares of Common Stock at an exercise price of $28.3125 per share in February 1996, the anniversary of his initial grant, subject to shareholder approval of Proposal 4.

                                       24.

                       COMPENSATION OF EXECUTIVE OFFICERS

                             SUMMARY OF COMPENSATION

      The following table shows for the fiscal year ended March 31, 1996 compensation awarded or paid to, or earned by the Company's Chief Executive Officer and the Company's next two most highly compensated executive officers, including one former executive officer, who earned over $100,000 during the fiscal year (the "Named Executive Officers"), except as disclosed below, no compensation characterized as long-term compensation, including restricted stock awards issued at a price below fair market value or long-term incentive plan payouts, was paid by the Company during the fiscal year ended March 31, 1996 to any of the Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                                                         LONG TERM
                                                                                                      COMPENSATION
                                                                         ANNUAL COMPENSATION             AWARDS
                                                                         -------------------          -------------
                                                     FISCAL                                              OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION                           YEAR            SALARY           BONUS(1)         (# SHARES)    COMPENSATION
                                                     ------           ------           --------         ---------     ------------
Mihir Parikh                                          1996           $215,024          $177,188          50,000       $16,595(2)
  Chairman of the Board and Chief                     1995            185,000                --          35,000        15,764(3)
  Executive Officer ..........................        1994            173,000            77,200              --        15,164(4)

Bruce C. Rhine(3)                                     1996            188,900           114,375          10,000         6,000(5)
  Former President and Chief Operating                1995            175,000                --         100,000         6,000(6)
  Officer.....................................        1994                 --                --              --            --

Anthony C. Bonora                                     1996            147,300            77,500          15,000       $ 2,711(7)
  Senior Vice President, Research                     1995            136,000                --          25,000            --
  and Development and Chief                           1994            128,000            38,600              --            --
  Technical Officer...........................


- -----------------------

(1) The Company's officers are eligible for annual cash bonuses under the terms of the Company's Executive Bonus Plans, adopted each fiscal year. Payments of bonuses are based upon achievement of specified financial objectives determined by the Board of Directors at the beginning of each fiscal year. Financial objectives are based, in part, on the Company's operating budget and results of operations.

(2) Consists of the following payments made by the Company: (i) $6,000 car allowance, (ii) $8,032 for premiums for term life insurance and supplemental disability insurance, (iii) $2,563 in matching contributions to the Company's 401(k) plan, and (iv) reimbursements for certain incidental expenses.

(3) Consists of the following payments made by the Company: (i) $6,000 car allowance and (ii) $9,764 for premiums for term life insurance and supplemental disability insurance and (iii) reimbursements for certain incidental expenses.

(4) Consists of the following payments made by the Company: (i) $6,000 car allowance; (ii) $9,164 for premiums for term life insurance and supplemental disability insurance and (iii) reimbursements for certain incidental expenses.

(5)   Consists of a car allowance paid by the Company.

(6)   Consists of a signing bonus.

(7)   Consists of matching contributions to the Company's 401(k) plan.

                                       25.

                        STOCK OPTION GRANTS AND EXERCISES

      The following tables show for the fiscal year ended March 31, 1996, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

                     OPTION GRANTS IN LAST FISCAL YEAR 1996

                           Individual Grants                                                Potential Realizable
                      ----------------------------------                                    Value at Assumed Annual
                                        Percent of Total                                    Rates of Stock Price Appreciation
                      Options           Options Granted                                             for Option Term(3)
                      Granted           to Employees in      Exercise        Expiration     ---------------------------------
Name                  (#)(1)            Fiscal Year(2)       Price ($/Sh)       Date              5%            10%
- ----                  -------           ---------------      ------------    ----------        --------       ------
Mihir Parikh          50,000               14.2%              $41.50          08/08/05       $1,304,956   $3,307,016

Bruce C. Rhine        10,000                2.8                41.50          08/08/05          260,991      661,403

Anthony C. Bonora     15,000                4.3                41.50          08/08/05          391,487      992,105


- --------------------------

(1) Unless otherwise noted, options granted are subject to standard vesting and become exercisable at a rate of 2.38% of the shares subject to the option at the end of each month for 42 months following a six month waiting period with no vesting. The term of the options is 10 years.

(2) Based on an aggregate of 351,950 options granted to directors and employees of the Company in fiscal 1996 including the Named Executive Officers.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.


                                       26.

      The following table shows the number and value of the unexercised options held by each of the Named Executive Officers at March 31, 1996:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                            AND FY-END OPTION VALUES

                                                                                 Number of
                                                                                 Securities              Value of
                                                                                 Underlying              Unexercised
                                                                                 Unexercised             In-the-Money
                                                                                 Options/SARs at         Options/SARs at
                                                                                 FY-End (#)              FY-End
                             Shares Acquired             Value                   Exercisable/            Exercisable/
Name                         on Exercise (#)             Realized (1)            Unexercisable           Unexercisable (2)
- ----                         ---------------             ------------            --------------          -----------------
Mihir Parikh                     18,750                    $  666,216             12,857/72,043          $119,587/$239,163
Bruce C. Rhine                      0                               0             22,142/87,858           240,944/ 859,056
Anthony C. Bonora                28,700                     1,290,500              8,799/32,501           119,175/ 195,663


- --------------------------

(1) Based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price of the options.

(2) Based on the fair market value of the Company's Common Stock as of March 31, 1996 minus the exercise price of the options.

                                       27.

                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

      The Board is responsible for establishing the Company's compensation programs including salaries, bonuses (if any) and stock ownership programs for all employees, including the Chief Executive Officer and the other executive officers. The Board evaluates performance and determines compensation polices and levels.

COMPENSATION PHILOSOPHY

      The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term shareholder value. Key elements of this philosophy are:

      - The Company pays competitively with leading companies with which it competes for talent. The Company regularly compares its pay practices with high-growth Silicon Valley companies in the semiconductor capital equipment industry and selected companies appearing in compensation surveys published by the American Electronics Association, and sets it pay parameters based on this review. When using comparative data, the Company attempts to set its compensation levels in the mid-range of management compensation at the companies examined.

      - The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

      - The Company provides equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

      BASE SALARY. The Board annually reviews each executive officer's base salary. When reviewing base salaries, the Board makes a subjective assessment of, in order of importance, individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The weight of these factors in the case of a particular individual's compensation may vary.

      ANNUAL INCENTIVE. The Company's Executive Bonus Plan (the "Bonus Plan") adopted each year, is a variable pay program pursuant to which officers and other senior managers of the Company may earn additional annual compensation. The actual incentive award earned depends on the extent to which the Company's articulated objectives are achieved. At the start of each year, the Board reviews and approves the annual performance objectives for the Company and establishes an individual bonus pool for each executive officer. For fiscal 1996, the goal was based on a targeted level of operating earnings per share and the total bonus pool for all the executive officers was $625,000.

      Individual awards are determined by evaluating the Company's performance against the goal and allocating a pro rata portion of the individual award pool based on the Company's performance against objectives during the year.

      LONG-TERM INCENTIVES. The Company's long-term incentive program currently consists of the 1993 Stock Option Plan. The option program utilizes vesting periods (generally four years) to encourage key employees to continue in the employ of the Company and provide equity incentives to build long-term shareholder value. The

- --------
(1) The material in this report and in the performance graph is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                                       28.

size of option grants is determined based on competitive practices at leading companies in the industry and the Company's philosophy of significantly linking executive compensation with shareholder interests. The Board attempts to set equity compensation levels in the mid-range of comparable companies. In making awards, the Board considers the number, value and vesting of an officer's outstanding options.

CORPORATE PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

      The Board set Dr. Parikh's base annual salary for fiscal year 1996 at $215,000. This amount was intended to provide an annual cash compensation level in the mid-range of salaries of comparable companies. In setting this amount, the Board took into account (i) the scope of Dr. Parikh's responsibility, and
(ii) the Board's confidence in Dr. Parikh to lead the Company's continued development.

      Based on the Company's growth in revenue and profitability and other non-financial objectives, the Board awarded Dr. Parikh a bonus of $177,188 for fiscal 1996. Dr. Parikh was also awarded stock options covering 50,000 shares in fiscal year 1996 to maintain his equity incentive position consistent with the objectives set forth above.

SECTION 162(m) OF THE INTERNAL REVENUE CODE.

      Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

      The Board believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Nevertheless, the Board has determined that options granted under the Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance based compensation." The Board intends to continue to evaluate the effects of the statute and to comply with Code
Section 162(m) in the future to the extent consistent with the best interests of the Company.

CONCLUSION

      Through the programs described above, a significant portion of the Company's compensation program and Dr. Parikh's compensation are contingent on Company performance, and realization of benefits is closely linked to increases in long-term shareholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

                                                                    Mihir Parikh
                                                             James E. Springgate
                                                                Walter W. Wilson
                                                              Tsuyoshi Kawanishi


                                       29.

PERFORMANCE MEASUREMENT COMPARISON(1)

      The following graph shows the total shareholder return of an investment of $100 in cash on September 22, 1994, the date of commencement of trading of the Company's Common Stock, for (i) the Company's Common Stock, (ii) the Nasdaq Market Index, as calculated by Media General ("Nasdaq"), and (iii) the Media General Industry Group 355 Index - Special Industry Machinery, except Metalworks, a published index ("Media General"). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

                   [Description of performance graph to come]

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                   OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                              FISCAL YEAR ENDING
- ------------------------------------------------------------------------------
COMPANY                             1993         1994       1995        1996
ASYST TECHNOLOGIES INC             100.00       109.09      334.09      206.82
INDUSTRY INDEX                     100.00       108.03      145.23      152.43
BROAD MARKET                       100.00       101.85      108.05      145.33


(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                       30.

                              CERTAIN TRANSACTIONS

      In May 1994, the Company loaned Bruce C. Rhine, an executive officer of the Company, the aggregate amount of $100,000 in connection with Mr. Rhine's commencement of employment with the Company to assist him with certain expenses incurred in connection with his transition to the Company. Pursuant to its terms, the loan accrues interest at an annual interest rate of 6%. In April 1995, Mr. Rhine paid $50,000 on the loan. In June 1996, Mr. Rhine paid approximately $16,000 on the loan. The balance of the loan, plus accrued interest is currently outstanding.

      In August 1995, the Company entered into an employment agreement with James K. West, an executive officer of the Company. Pursuant to such agreement, the Company agreed to pay Mr. West an annual base salary of $160,000. In addition, the Company agreed to include Mr. West in the Executive Bonus Plan and to pay Mr. West a bonus of $33,000 on April 2, 1996, subject to his not voluntarily resigning from the Company for eighteen months. The Company also agreed to recommend to the Board of Directors of Asyst Automation, Inc. that it grant an option to Mr. West to purchase 100,000 shares of Asysts Automation, Inc. at an exercise price of $0.80 per share. If the Company terminates Mr. West without cause, the Company has agreed to pay Mr. West six months of his current base salary as severance.

                                  OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                      By Order of the Board of Directors



                                      James C. Kitch
                                      Secretary

August 16, 1996

      A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1996 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: DOUGLAS J. MCCUTCHEON, ASYST TECHNOLOGIES, INC, 48761 KATO ROAD, FREMONT, CA 94538.

                                       31.

                            ASYST TECHNOLOGIES, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 30, 1996

         The undersigned hereby appoints Mihir Parikh and Douglas J. McCutcheon and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Asyst Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Asyst Technologies, Inc. to be held at 1820 Barber Lane, Milpitas, California 95035 on TUESDAY, SEPTEMBER 30, 1996 AT 4:00 P.M., (local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL   1: To elect directors to hold office until the next Annual Meeting of
              Shareholders and until their successors are elected.

/ /      FOR all nominees listed below         / /      WITHHOLD AUTHORITY to
         (except as marked to the contrary              vote for all nominees
         below).                                        listed below.

NOMINEES: Mihir Parikh, Tsuyoshi Kawanishi, William H. Reed, James E.
          Springgate, Walter W. Wilson

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                            (Continued on other side)

                                       1.

                           (Continued from other side)

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2, 3, 4 AND 5.

PROPOSAL   2: To approve the Company's 1993 Stock Option Plan, as amended to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 300,000 shares.

    / /      FOR                  / /      AGAINST            / /      ABSTAIN

PROPOSAL   3: To approve the Company's Employee Stock Purchase Plan, as amended to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 125,000 shares.

    / /      FOR                  / /      AGAINST            / /      ABSTAIN

PROPOSAL   4: To approve the Company's 1993 Non-Employee Directors' Stock Option
              Plan, as amended, to increase the size of annual options granted thereunder to 3,000 shares.

    / /      FOR                  / /      AGAINST            / /      ABSTAIN

                   (Continued and to be signed on other side)

                                       2.

                           (Continued from other side)

PROPOSAL   5: To ratify selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending March 31, 1997.

    / /      FOR                  / /      AGAINST            / /      ABSTAIN

DATED_____________, 1996                    _________________________________

                                            _________________________________

                                                       SIGNATURE(S)

                                            Please sign exactly as your name
                                            appears hereon. If the stock is
                                            registered in the names of two or
                                            more persons, each should sign.
                                            Executors, administrators, trustees,
                                            guardians and attorneys-in-fact
                                            should add their titles. If signer
                                            is a corporation, please give full
                                            corporate name and have a duly
                                            authorized officer sign, stating
                                            title. If signer is a partnership,
                                            please sign in partnership name by
                                            authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                       3.